                                                      OTHER EXHIBITS - EXHIBIT 6


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Accounting and Auditing Experts" and to the use of our report dated March 7, 2002, with respect to the financial statements of the Platinum Investor Survivor Divisions of American General Life Insurance Company Separate Account VL-R, and of our report dated February 1, 2002, with respect to the financial statements of American General Life Insurance Company included in this Post-Effective Amendment No. 4 to the Registration Statement (Form S-6, Nos. 333-90787 and 811-08561) of American General Life Insurance Company Separate Account VL-R.


                                                      /s/  ERNST & YOUNG LLP
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Houston, Texas
April 23, 2002